   As filed with the Securities and Exchange Commission on November 22, 1999
                                                     Registration No. 333-____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              CAIS INTERNET, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                               52-2066769
        (State or Other Jurisdiction of                (I.R.S. Employer
         Incorporation or Organization)              Identification Number)

                            1255 22nd Street, N.W.
                            Washington, D.C. 20037
          (Address of Principal Executive Office, Including Zip Code)

      CAIS INTERNET, INC. 1998 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
                                      AND
               ATCOM, INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full Title of the Plans)

                             Ulysses G. Auger, II
                     Chief Executive Officer and Chairman
                              CAIS Internet, Inc.
                            1255 22nd Street, N.W.
                            Washington, D.C. 20037
                    (Name and Address of Agent for Service)

                                (202) 715-1300
         (Telephone Number, Including Area Code, of Agent for Service)

                                   Copy to:
                              Morris DeFeo, Esq.
                            Morrison & Foerster LLP
                   2000 Pennsylvania Avenue, NW, Suite 5500
                          Washington, D.C. 20006-1888

====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                         Proposed
       Title of                                           maximum                 Proposed maximum
   securities to be             Amount to be         offering price per      aggregate offering price               Amount of
      registered               registered (1)           share (2)                      (2)                       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01              3,500,000             $ 14.31                        $ 50,085,000                  $ 13,923.63
par value per share
====================================================================================================================================

(1) The number of shares of CAIS Internet, Inc. Common Stock to be issued gives effect, in part, to the exchange ratio of 0.3553 shares of CAIS Internet, Inc. Common Stock for each share of Atcom, Inc. Common Stock originally issuable under the Atcom, Inc. 1996 Stock Option/Stock Issuance Plan, as provided in the Amended and Restated Agreement and Plan of Merger dated August 4, 1999 by and among CAIS Internet, Inc., CIAM Corp. and Atcom, Inc.
(2) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon an average of the high and low prices of CAIS Internet, Inc. common stock reported on the Nasdaq National Market on November 18, 1999.

                               EXPLANATORY NOTE

     This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 3,500,000 shares of the Common Stock of CAIS Internet, Inc., a Delaware corporation (the "Registrant"), issuable to eligible employees, directors, consultants and advisors under the Registrant's 1998 Amended and Restated Equity Incentive Plan and the Atcom, Inc. 1996 Stock Option/Stock Issuance Plan assumed by Registrant upon the merger of Registrant's wholly owned subsidiary, CIAM Corp., a California corporation, with and into Atcom, Inc., a California corporation, which plan was previously an obligation of Atcom, Inc.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The following documents filed by CAIS Internet, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

   (a) The Registrant's prospectus dated May 20, 1999 filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

   (b) All reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in
   (1) above.

   (c) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the registration statement filed as of May 17, 1999 under Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

   All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by
Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     The Registrant's Certificate of Incorporation provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

    a.    The Registrant hereby undertakes:


    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

    c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CAIS Internet, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on November 22, 1999.

                                    CAIS INTERNET, INC.


                                    By:  /s/ Ulysses G. Auger, II
                                         ------------------------
                                         Ulysses G. Auger, II
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below constitutes and appoints Ulysses
G. Auger, II, and Michael Plantamura, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   Signature                            Capacity                      Date
   ---------                            --------                      ----
    /s/ Ulysses G. Auger, II            President, Chief              November 22, 1999
   ------------------------------
    Ulysses G. Auger, II                Executive Officer and
                                        Director (Principal
                                        Executive Officer)


    /s/ Barton R. Groh                  Chief Financial Officer       November 22, 1999
   ------------------------------
    Barton R. Groh                      (Principal Financial
                                        and Accounting Officer)



    /s/ Ulysses G. Auger, Sr.           Director                      November 22, 1999
   ------------------------------
    Ulysses G. Auger, Sr.


    /s/ William M. Caldwell, IV         Director                      November 22, 1999
   ------------------------------
    William M. Caldwell, IV


    /s/ Richard F. Levin
   ------------------------------       Director                      November 22, 1999
    Richard F. Levin


    /s/ Vernon Fotheringham             Director                      November 22, 1999
   ------------------------------
    Vernon Fotheringham


    /s/ S. Theodore Ammon               Director                      November 22, 1999
   ------------------------------
    S. Theodore Ammon

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                   Description

5.1    Opinion of Morrison & Foerster LLP

23.1   Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2   Consent of Deloitte & Touche LLP

23.3   Consent of Arthur Andersen LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)